[FINANS BANKEN LOGO]

The Riverfront Development Corporation
c/o The Holt Group, Inc.
P.O. Box 8698
Philadelphia, PA 19101

Att.: Leo A. Holt/John A. Evans

Telefax: +1 856 742 9401 / +1 856 742 3291

                            BSH                             Oslo, April 3, 2000

                 RE.: INCREASE OF THE LOAN FACILITY - ACL SHARES

We refer to our discussions regarding a short term increase of the present loan facility, our revised offer dated February 29, 2000 as accepted by you and subsequent discussions regarding the utilisation of the funds. We understand that your intentions have altered somewhat in that you now wish to exercise options on a total of 1.975.000 shares of ACL in stead of acquiring additional shares.

In view of this change of circumstances, Finansbanken ASA will consent to an increase in the facility from NOK 80.000.000,- to NOK 205.000.000,- on the following terms and conditions. Please note that the terms and conditions presented herein shall substitute the conditions of our revised offer dated February 29, 2000.

Borrower:           The Riverfront Development Corporation

Lender:             Finansbanken ASA

Loan Amount:        NOK 205.000.000,- or the equivalent in USD at the current
                    USD/NOK exchange rate applicable at any time, i.e. and increase from the current facility by NOK 125.000.000,- (the
                    "Additional Amount").

Facility Type:      Revolving Credit

Tranches:           A maximum of 10 tranches may be outstanding at any time.

Currencies:         The tranches under the Revolving Credit may be drawn in NOK and/or USD.

Purpose:            The increase may only be used to exercise options for
                    1.975.000 shares in ACL.

Availability/
Drawdown:           The facility will be available for drawdown upon 2 days
                    prior notice as soon as the offer has been accepted, and the necessary documentation has been signed and approved.
                    Repaid amounts under the Facility may be redrawn.

Repayment:          The commitment to be reduced to NOK 145.000.000 no later
                    than June 30, 2000, and the remaining shall be repaid in full not later than December 30, 2000.

Interest Rate:      NOK NIDR / USD LIBOR + 2,25% p.a. for 1, 3 or 6 months
                    interest periods at your option or longer periods if available on the current NOK 80.000.000,-.

                    NOK NIDR / USD LIBOR + 2,50% p.a. for 1, 3 or 6 months interest periods at your option or longer periods if available shall apply to all drawings on the Additional Amount.

                    Interest shall be payable every third month if interest period with longer duration are selected.

Commitment
commission:         1.00% p.a. of the undrawn amount of the Revolving Credit
                    Amount from acceptance of this offer, payable quarterly in arrears.

Arrangements fee:   1,00% of the Additional Amount, payable upon acceptance of this offer.

Security:           1.   A first priority pledge in 2.192.800 shares and any
                         additional shares acquired under this facility, including 1.975.000 shares acquired under the options, in Atlantic Container Line AB registered on VPS-account no. 09680 000 4580 and owned by the Borrower.

                    2. An unconditional and irrevocable on demand guarantee for the full amount of the loan plus accrued interest from The Holt Group, Inc.

                    3. A first priority assignment in any dividends received on the shares in Atlantic Container Line AB

Other conditions:   1.   Cross default to any other obligations of the Borrower
                         and the Guarantor.

                    2. The outstanding loan shall never exceed 60% of the market value of the pledged shares. The market value to be defined as price quoted on the Oslo Stock Exchange as long as there is a functioning market otherwise the market value shall be decided by Finansbanken ASA.

                         If the outstanding loan exceeds 60% of the market value of the shares, the loan shall be repaid or additional security (acceptable to the Lender) given within 3 days from such notice is given, so that the ratio of outstanding loan to market value of the securities does not exceed 55%.

                         When the Additional Amount is repaid, the loan outstanding shall never exceed 50% of the market value of the pledged shares.

                    3. The Borrower shall have all its bank accounts with Finansbanken ASA. This includes the securities account (VPS account) which holds the ACL shares.

                    4. No further debt or other commitments to be obtained by the Borrower without the prior written consent from the Lender.

                    5. No dividends or other distributions to be paid to the owners without the prior written consent of the Lender.

                    6. All corporate documents to be approved by the Lender before drawdown.

                    7. The documentation to be governed by Norwegian Law and the venue to the Oslo City Court.

                    8. All expenses (incl. legal fees) to be paid by the Borrower.

                    9. The Borrower will at all times be owned directly or indirectly by Thomas Holt.

Documentation:      An addendum to the present loan documentation to be prepared by the lawfirm of Wikborg, Rein & Co.


We hope you will find our offer acceptable and look forward to possible acceptance no later than 14 days from today.


                                Yours sincerely
                             p.p. Finansbanken ASA


   /s/ Steinar ter Jung                             /s/ Bjorn S. Havsgard
---------------------------                      ---------------------------
       Steinar ter Jung                                 Bjorn S. Havsgard
  Deputy Managing Director                                  Manager





The above offer is accepted:

                        4-3-00                                      4-3-00
--------------- on ----------------         ---------------- on ---------------


/s/ Thomas J. Holt                          /s/ Thomas J. Holt
--------------------------------------      -----------------------------------
The Riverfront Development Corporation      The Holt Group, Inc. (as guarantor)




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